                                                                      EXHIBIT 12
                                                                      ----------

                             JOINT FILING AGREEMENT
                             ----------------------

     JOINT FILING AGREEMENT, dated as of the 27th day of April, 2006, among the
Black Family 1997 Trust, the Leon D. Black Trust UAD 11/30/92 FBO Alexander
Black, the Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black, the Leon D.
Black Trust UAD 11/30/92 FBO Joshua Black, the Leon D. Black Trust UAD 11/30/92
FBO Victoria Black, Leon D. Black and John J. Hannan (collectively, the "Joint
Filers").

     WHEREAS, pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of
1934, as amended (the "Exchange Act"), the parties hereto desire to satisfy any filing obligation under Section 13(d) of the Exchange Act by a single joint filing;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Joint Filers hereby agree and represent as follows:

     1. The Amendment No. 2 to Schedule 13D with respect to the Common Stock, par value $.001 per share, of Environmental Solutions Worldwide, Inc. (to which this Joint Filing Agreement is an exhibit) is filed on behalf of each of the
Joint Filers.

     2. Each of the Joint Filers is eligible to use Schedule 13D for the filing of information therein.

     3. Each of the Joint Filers is responsible for the timely filing of
Schedule 13D and any amendments thereto; and for the completeness and accuracy of the information concerning such person contained therein; provided, that each such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

     4. This Joint Filing Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned has caused this Joint Filing Agreement to be duly executed and delivered as of the date first above written.

     BLACK FAMILY 1997 TRUST

     By: /s/ John J. Hannan
         ----------------------------------
     Name:  John J. Hannan
     Title:    Trustee

     LEON D. BLACK TRUST UAD 11/30/92 FBO ALEXANDER BLACK

     By: /s/ John J. Hannan
         ----------------------------------
     Name:  John J. Hannan
     Title:    Trustee

     LEON D. BLACK TRUST UAD 11/30/92 FBO BENJAMIN BLACK

     By: /s/ John J. Hannan
         ----------------------------------
     Name:  John J. Hannan
     Title:    Trustee

     LEON D. BLACK TRUST UAD 11/30/92 FBO JOSHUA BLACK

     By: /s/ John J. Hannan
         ----------------------------------
     Name:  John J. Hannan
     Title:    Trustee

     LEON D. BLACK TRUST UAD 11/30/92 FBO VICTORIA BLACK

     By: /s/ John J. Hannan
         ----------------------------------
     Name:  John J. Hannan
     Title:    Trustee

     LEON D. BLACK

     By: /s/ Leon D. Black
         ----------------------------------
     Name:  Leon D. Black

     JOHN J. HANNAN

     By: /s/ John J. Hannan
         ----------------------------------
     Name:  John J. Hannan